Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-114911 on Form S-8 of FPL Group, Inc. of our report dated June 19, 2009, appearing in this Annual Report on Form 11-K of FPL Group Bargaining Unit Employee Retirement Savings Plan for the year ended December 31, 2008.

Crowe Horwath LLP

Columbus, Ohio
June 19, 2009